Filed Pursuant to Rule 424(b)(3)
SEC File No. 333-162547

CORRECTIVE SUPPLEMENT TO
GSME ACQUISITION PARTNERS I
PROSPECTUS
DATED NOVEMBER 19, 2009

This corrective supplement to the prospectus of GSME Acquisition Partners I dated November 19, 2009 corrects the disclosure in the prospectus as follows:

Prospectus Delivery Requirement

The date in the first paragraph on the outside back cover of the prospectus relating to the date until which all dealers that effect transactions in the securities may be required to deliver a prospectus is corrected to state February 17, 2010.

This Corrective Supplement is dated as of November 19, 2009